UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material under § 240.14a-12

JANEL CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

JANEL CORPORATION

Date and Time: Wednesday, February 4, 2026, at 11:00 A.M. Eastern Time
Location: 2600 Tiburon Drive, Naples, Florida 34109
Record Date: December 8, 2025 (close of business)
Expected Mailing Date: December 18, 2025

Janel Corporation (the “Company”) will be holding its Annual Meeting of Stockholders on February 4, 2026. The accompanying Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the meeting. Stockholders of record at the close of business on December 8, 2025, are entitled to notice of, and to vote on matters of business at the meeting.

Items of Business: Stockholders are being asked to vote on the following three proposals at the Annual Meeting. The following list is in summary form. Please read the attached Proxy Statement for details concerning these matters. In addition to the three proposals listed, the Board will transact such business as may properly come before the meeting or any adjournments or postponements thereof.

Proposal 1. Election of Directors. Elect the seven nominees named in this Proxy Statement to serve on the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 2. Advisory Vote on Executive Compensation (Say-on-Pay). Approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers (as defined in the Proxy Statement).

Proposal 3. Advisory Vote on Frequency for Holding Advisory Vote on Executive Compensation (Say-on-Pay Frequency). Approve, on an advisory (non-binding) basis, the preferred frequency for holding an advisory vote on the compensation of the Company’s Named Executive Officers.

Our Board unanimously recommends you vote “FOR” each of the director nominees listed in Proposal 1, “FOR” Proposal 2 and for a frequency of “3 Years” for Proposal 3.

On or about December 18, 2025, we will mail to each of our stockholders of record (other than those who previously requested only electronic delivery) a full set of the Company’s proxy materials. Included will be instructions on how to access and review the proxy materials via the internet as well as how to access the Proxy Card (as defined in the Proxy Statement) to vote on the internet or by telephone. Also included in your materials will be a control number. Please retain this number as you will need to reference this number to vote. If you are planning to attend the in-person meeting, please bring your Proxy Card and control number with you.

Your vote is important to us. Please review the materials and exercise your right to vote as a stockholder.

By Order of the Board of Directors,
Nathan C. Shandy
Chief Financial Officer, Treasurer and Secretary
December 18, 2025

IMPORTANT NOTE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 2026.

Our Proxy Statement, Proxy Card and Annual Report are available for review online at www.proxyvote.com.

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This Proxy Statement and the enclosed Proxy Card are being first sent or made available to stockholders on December 18, 2025.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward–looking statements may generally be identified using the words “may,” “will,” “intends,” “plans,” projects,” “believes,” “should,” “expects,” “predicts,” “anticipates,” “estimates,” and similar expressions or the negative of these terms or other comparable terminology. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 and the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. For a complete view on these matters, please refer to the Company’s most recent filing of the Annual Report on Form 10-K.

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80 Eighth Avenue
New York, NY 10011

2025 PROXY STATEMENT

General Information About the Annual Meeting of Stockholders and Voting

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Janel Corporation (the “Company”) in connection with the solicitation of proxies for use at the 2026 annual meeting of stockholders (the “Annual Meeting”). Unless context indicates otherwise, the “Company,” “Janel,” “we,” “us” or “our” refer to Janel Corporation.

MEETING TIME AND LOCATION

The Annual Meeting will be held on Wednesday, February 4, 2026, at 11:00 A.M. Eastern Time at 2600 Tiburon Drive, Naples, Florida 34109, or at any adjournment or postponement thereof.

Record Date and Voting Rights

The Board has fixed December 8, 2025, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 1,186,354 shares of our common stock, $0.001 par value per share (the “Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Shares held by any stockholder of record who has properly submitted a proxy will be voted in accordance with the directions on such proxy, unless such proxy has previously been revoked. If you are a stockholder of record and submit a Proxy Card with no voting direction indicated, the shares will be voted as the Board recommends.

Quorum

Under Nevada Revised Statutes (“NRS”) 78.320 and the Company’s by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions represented by a properly executed proxy will be counted as shares present for purposes in determining whether a quorum exists. Broker non-votes may be counted as present for purposes of determining whether a quorum exists depending upon the nature of the items to be voted upon.

Abstentions

Abstentions represented by a properly executed proxy will be counted as shares present for purposes in determining whether a quorum exists. However, an abstention is not a vote cast “For” or “Against” a proposal and therefore will have no effect on the outcome of a proposal requiring an affirmative majority vote.

Broker Non-Votes

If you hold your shares in “street name” (that is, through a broker or other nominee), your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under the rules of the Financial Industry Regulatory Authority, brokers are restricted from voting shares on non-routine items of business unless they receive instructions from the beneficial owner. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those non-routine items and will not be counted. These rules apply to all brokers, regardless of the exchange on which our stock trades.

In the situation when there are both routine and non-routine items to be voted upon, broker non-votes may still be registered for the routine items and will therefore also be counted as present for purposes of determining whether a quorum exists. If only non-routine items are to be voted upon and a broker receives no instructions, the uninstructed shares will not be counted toward the quorum.

All three proposals on the agenda for the Annual Meeting are considered non-routine matters, and brokers may not vote on any of the proposals without your instructions.

Because all proposals at this meeting are non-routine, if you hold shares through a broker and do not provide voting instructions, your shares will not be counted as present at the meeting for purposes of determining whether a quorum exists and will not be voted on any proposal.

It is therefore critical that you provide voting instructions to your broker if you hold shares in “street name”.

Voting By Proxy

Under NRS 78.355, stockholders may authorize proxies to vote on their behalf through written authorization or electronic transmission. If you properly execute and return your enclosed Proxy Card (or authorize your proxy electronically or by telephone), your shares will be voted as you direct. If you sign and return your Proxy Card but do not provide voting instructions, your shares will be voted as recommended by the Board on all matters and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. You may submit your proxy by mail by marking your vote on the Proxy Card, then following the mailing instructions on the Proxy Card. To submit your proxy using the internet or telephone, see the instructions on the Proxy Card and have the Notice of Internet Availability or Proxy Card available when you access the internet website or place your telephone call. You may vote by internet or telephone until 11:59 P.M. Eastern Time, on February 3, 2026.

How To Revoke or Change Your Vote

Any proxy may be changed or revoked at any time prior to the Annual Meeting by submitting a new proxy with a later date, by a later telephone or internet vote (subject to the telephone or internet voting deadline), by voting in person at the Annual Meeting, or by submitting a revocation in writing. Written revocations must be directed to: Janel Corporation, c/o the Company’s Secretary at 80 Eighth Avenue, New York, New York 10011; and must be received no later than 5:00 P.M., Eastern Time, on February 3, 2026.

Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. You must vote your shares in person at the meeting to revoke your proxy.

Under NRS 78.355, unless otherwise specified in the proxy, no proxy is valid after six months from the date it is signed unless the proxy specifies a longer period (which cannot exceed seven years). The proxies being solicited for the Annual Meeting will be valid through the date of the meeting and any adjournments or postponements thereof.

If your shares are held in “street name” through a broker, bank, or other nominee, you must follow the instructions provided by your broker, bank, or nominee to revoke your voting instructions.

How the Voting Results will be Reported

The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

No Dissenter’s Rights

Under Nevada law, stockholders do not have appraisal or dissenter’s rights with respect to any of the matters to be voted upon at the Annual Meeting, including the election of directors, the advisory vote on executive compensation, or the advisory vote on the frequency of future advisory votes on executive compensation.

Costs of and Participants in the Solicitation

Your proxy is being solicited by the Board on behalf of the Company, and, as such, we will pay the costs of soliciting proxies. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock. The principal solicitation of proxies is being made by mail. In addition, our directors, officers, and regular employees may solicit proxies in person, by telephone, or by other means, but they will not receive any additional compensation for these services. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies and the only ‘participants’ in this solicitation are the Company and its directors, officers, and regular employees.

Copies of Proxy Materials

On or about December 18, 2025, we will mail to each of our stockholders of record (other than those who previously requested only electronic delivery) a full set of proxy materials, including instructions on how to access and review the proxy materials via the internet and how to access the Proxy Card to vote on the internet or by telephone.

Householding

Stockholders may hold shares of Common Stock in multiple accounts. To reduce duplicate mailings to the same household, one full set of proxy materials will be sent to each qualifying household. Separate Proxy Cards will still be sent to each individual stockholder account at that address, as the votes cannot be consolidated. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify us. You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting Janel Corporation, c/o the Company's Secretary at 80 Eighth Avenue, New York, New York 10011; (212) 373-5895.

Independent Registered Public Accounting Firm

Representatives of Prager Metis CPAs, LLC (“Prager Metis”), our independent registered public accounting firm, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Proposal 1: Election of Directors

Vote Required

The Company’s by-laws require that all elections of directors be decided by majority vote. In this uncontested election, each of the seven nominees for director will be elected if the number of shares voted “For” that nominee exceeds the number of shares voted “Against” that nominee.

For this proposal, stockholders may vote “For”, or “Against”, or “Abstain” from voting, regarding the election of each of the director nominees identified in this Proxy Statement.

As described above, abstentions will have no effect on the outcome of this vote. Further, because this is a non-routine matter, shares held in “street name” for which brokers do not receive voting instructions will not be voted and will have no effect on the outcome of this vote.

The Board has nominated the following seven individuals to serve as directors for a one-year term until the next annual meeting of stockholders and until their successors are duly elected and qualified. The information set forth below is current as of December 5, 2025.

Name	Age	Position
Darren C. Seirer	51	Board Chairman, President and Chief Executive Officer
John Eidinger	45	Board Vice Chairman
Gerard van Kesteren	76	Director, Chair of Audit Committee, Senior Advisor to Logistics
Karen M. Ryan	61	Director, Chair of Compensation Committee, Senior Advisor to Life Sciences
Gregory J. Melsen	73	Director, Chair of Nominating and Corporate Governance Committee
John J. Gonzalez, II	75	Director, Senior Advisor for Mergers & Acquisitions
Gregory B. Graves	65	Director

Director Biographies

Darren C. Seirer has served as Board Chairman, President and Chief Executive Officer of the Company since January 1, 2023. Mr. Seirer has been a private investor since 2019, and he has served as an advisor to the Company since 2021. Mr. Seirer was previously at an investment firm from 1993 to 2019. Mr. Seirer previously served as a director of Rubicon Technology, Inc. (“Rubicon”) from 2022 to 2025. We believe Mr. Seirer is well-qualified to serve as a member of the Company’s Board based on his extensive experience in financial services and mergers and acquisitions.

John Eidinger has served as Vice Chairman of the Board since January 1, 2023. Since 2019, Mr. Eidinger has advised and assisted the Company in business development. Previously, Mr. Eidinger was a private investor. From 2011 until 2017, Mr. Eidinger was an associate portfolio manager at an investment firm. Mr. Eidinger previously served as a director of Rubicon from 2022 to 2023. We believe Mr. Eidinger is well-qualified to serve as a member of the Company’s Board based on his extensive experience in financial services and mergers and acquisitions.

Gerard van Kesteren has served as a Director of Janel since November 2015. From 1999 until 2014, Mr. van Kesteren served as the Chief Financial Officer of Kuehne + Nagel Group, an international freight forwarder and leading global provider of innovative and fully integrated supply chain solutions. Mr. van Kesteren has served as a director of Raben Group NV (Netherlands) and Planzer Holding AG (Switzerland) since 2015, and Deufol SE (Germany) since 2022. Additionally, Mr. van Kesteren had previously served as a director of CTP NV (Netherlands) from 2021 to 2024. Mr. van Kesteren serves as the chair of the Audit Committee. We believe Mr. van Kesteren is well-qualified to serve as a member of the Company’s Board based on his extensive experience in the freight forwarding and logistics industry.

Karen M. Ryan, also known professionally as Karen Padgett, has served as a Director of Janel since October 2021. Prior to that, she served as Vice President of Global Marketing and Vice President of the Antibody Business Unit of Bio-Techne, a public global life science business from 2014 until 2019. From 1996 until 2014, Ms. Ryan was the founder and Chief Executive Officer of Novus Biologicals, a private research reagent company, which she successfully grew until its sale to Bio-Techne. Ms. Ryan serves as chair of the Compensation Committee. We believe Ms. Ryan is well qualified to serve as a member of the Company’s Board based on her extensive life science and executive leadership experience.

Gregory J. Melsen has served as a Director of Janel since January 2018. From 2005 to 2014, he was Vice President-Finance, Treasurer and Chief Financial Officer of Techne Corporation (now Bio-Techne Corporation), a leading developer and manufacturer of specialty biological products that were sold to biomedical researchers and clinical research laboratories, and hematology controls that were used in hospital and clinical laboratories to check the performance of blood analysis instruments. Mr. Melsen has 50 years of business experience, primarily in the accounting and finance areas. He has served as Chief Financial Officer at a number of companies and has 19 years of public accounting experience, including nine years as partner at Deloitte.  Mr. Melsen serves as Chair of the Nominating and Corporate Governance Committee. We believe Mr. Melsen is well-qualified to serve as a member of the Company’s Board based on his extensive experience in accounting and finance.

John J. Gonzalez, II has served as a Director of Janel since June 2016. Prior to that, he was a Senior Managing Director of Janel Group, following the August 2014 purchase by the Company of Alpha International and President Container Lines, which he co-founded in 1979. Mr. Gonzalez has been involved in the transportation business since 1969. We believe Mr. Gonzalez is well-qualified to serve as a member of the Company’s Board based on his extensive experience in the freight forwarding and logistics industry.

Gregory B. Graves has served as a Director of Janel since May 31, 2023. Mr. Graves served as Executive Vice President and Chief Financial Officer and Treasurer of Entegris, Inc. (“Entegris”), a company focused on specialty chemicals and advanced materials solutions, from March 2007 to May 15, 2023. Prior to March 2007, he served as Senior Vice President, Strategic Planning & Business Development of Entegris. Prior to joining Entegris in September 2002, Mr. Graves held positions in investment banking, corporate development and public accounting, including at U.S. Bancorp Piper Jaffray, Dain Rauscher, The Pillsbury Company and Deloitte. In August 2018, Mr. Graves joined the Board of Laird Superfood, Inc. (a plant-based food company) and has served as a director of Axcelis Technologies since February 2024. Mr. Graves was a member of the Board of Plug Power Inc. (an energy solutions provider) from May 2017 to June 2019. Mr. Graves also served as a director of SkyWater Technology, Inc. (a semiconductor manufacturer) from March 2022 to May 2025. We believe Mr. Graves is well-qualified to serve as a member of the Company’s Board based on his extensive experience in accounting and finance.

Board Recommendation:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Proposal 2: Advisory Vote to Approve Executive Compensation (Say-On-Pay)

Vote Required

Under the Company’s by-laws and NRS 78.320, this proposal will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast in opposition to the proposal.

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), stockholders may cast a non-binding advisory vote to approve the compensation (Say-On-Pay) of our Named Executive Officers as disclosed in this Proxy Statement.

For this proposal, stockholders may vote “For”, or “Against”, or “Abstain” from voting, regarding the approval of the compensation (Say-On-Pay) of our Named Executive Officers as disclosed in this Proxy Statement.

As an advisory vote, this vote is not binding on the Company, the Board, or the Compensation Committee. That said, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

As described above, abstentions will have no effect on the outcome of this vote. In addition, because this is a non-routine matter, shares held in “street name” for which brokers do not receive voting instructions will not be voted and will have no effect on the outcome of this vote.

This is the first time the Company's stockholders are voting on the frequency of Say-On-Pay votes. The Board has approved the frequency of holding such votes every three years, subject to stockholder approval, which would result in the next Say-On-Pay vote being held in 2029.

Board Recommendation:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Say-On-Pay Frequency)

Vote Required

Under the Company’s by-laws and NRS 78.320, this proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may cast a non-binding advisory vote to determine the frequency of future “Say-On-Pay” votes to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

For this proposal, stockholders may vote for a frequency of every one year, every two years, or every three years, or may abstain from voting regarding the frequency of future “Say-On-Pay” votes. The option that receives the greatest number of votes cast will be considered the frequency recommended by stockholders.

As an advisory vote, this vote is not binding on the Company, the Board, or the Compensation Committee. That said, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future say-on-pay votes.

As described above, abstentions will have no effect on the outcome of this vote. Further, because this is a non-routine matter, shares held in “street name” for which brokers do not receive voting instructions will not be voted and will have no effect on the outcome of this vote.

Board Recommendation:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “3 YEARS” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Corporate Governance

Board of Directors

During the fiscal year ended September 30, 2025, the Board met eleven times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of the Company and the total number of meetings held by all Board committees in which that director served. As provided in the Company’s corporate governance guidelines, all members of the Board are expected to attend meetings of stockholders unless an emergency prevents them from doing so.

Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board and is available on its website located at www.janelcorp.com/corporate-governance.

Audit Committee

The Company’s audit committee (“Audit Committee”) oversees its corporate accounting and financial reporting process. For fiscal year 2025, the Audit Committee consisted of Mr. van Kesteren as the chair, Messrs. Gonzalez, Melsen and Graves and Ms. Ryan. The Audit Committee met four times during fiscal 2025. The Audit Committee has the following responsibilities, among others, as set forth in the Audit Committee charter:

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reviewing and assessing the effectiveness of external auditors, their independence from Janel and any additional assignments they may be given, as well as reviewing their appointment, termination and remuneration;

●	reviewing and assessing the scope and plan of the audit, the examination process, audit results and reports, as well as whether auditor recommendations have been implemented by management;

●	recommending the approval of the annual internal audit report, including the responses of management thereto;

●	assessing management’s established risk assessment and any proposed measures to reduce risk;

●	assessing the Company’s efforts and policies of compliance with relevant laws and regulations;

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reviewing, in tandem with external auditors, as well as the Chief Executive Officer and the Chief Financial Officer, whether accounting principles and the financial control mechanisms of Janel and its subsidiaries are appropriate in view of Janel’s size and complexity; and

●	reviewing annual and interim statutory and consolidated financial statements intended for publication and recommending such financial statements to the Board.

The Board has determined that Messrs. Gonzalez, Graves, Melsen and van Kesteren and Ms. Ryan meet the definition of independent directors under the Company’s criteria described below under the heading “-Independence of Directors”. The Board has also determined that Messrs. Graves and Melsen meet the Company’s independence criteria for Audit Committee membership, which are based on the Nasdaq rules regarding audit committee independence. The Board has determined that Mr. Gonzalez does not meet the Company’s independence criteria for Audit Committee membership, as he received an annual $109,000 consulting fee during fiscal year 2025 for services rendered to the Company’s Logistics segment. The Board has also determined that Ms. Ryan does not meet the Company’s independence criteria for Audit Committee membership, as she received $50,000 of consulting fees during fiscal year 2025 for services rendered to the Company’s Life Sciences segment. The Board has also determined that Mr. van Kesteren does not meet the Company’s independence criteria for Audit Committee membership, as he received an annual $50,000 consulting fee during fiscal year 2025 for services rendered to the Company’s Logistics segment. The Board has determined each of Messrs. Graves, Melsen and van Kesteren to be an audit committee financial expert based on their respective experiences.

Compensation Committee

The Company’s compensation committee (the “Compensation Committee”) formulates, reviews and recommends compensation policies that are consistent with Janel’s established compensation philosophy and that will enable it to attract and retain high-quality leadership.

The Compensation Committee met four times during fiscal 2025. The Compensation Committee has the following responsibilities, among others, as set forth in the Compensation Committee’s charter:

●	reviewing and approving the Company’s general compensation philosophy and objectives;

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reviewing and approving the corporate goals and individual objectives relevant to the compensation of the Company’s Chief Executive Officer and evaluating the performance of the Chief Executive Officer considering these objectives;

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approving base salary amounts, incentive and bonus compensation amounts and individual stock and/or option grants and awards for the Chief Executive Officer and, based on the recommendation of the Chief Executive Officer, incentive and bonus compensation amounts for all corporate officers at or above the Vice President level;

●	reviewing all forms of compensation for the Company’s senior management, including the form and amount of current salary, deferred salary, cash and non-cash benefits, and all compensation plans;

●	reviewing any significant Company severance or similar termination payments;

●	amending or modifying, where appropriate, the provisions of any compensation or benefit plan that does not require stockholder approval;

●	making delegations of authority and responsibilities as the Compensation Committee deems proper, and periodically reviewing such delegations;

●	preparing and approving reports to stockholders on compensation matters which are required by the SEC and other government bodies;

●	establishing levels of director compensation to include marketplace reviews of retainers, meeting fees, stock plans and other similar components of compensation; and

●	annually reviewing succession plans for key positions within the Company.

For fiscal year 2025, the Compensation Committee consisted of Ms. Ryan as the chair and Messrs. Gonzalez, Graves, Melsen and van Kesteren. The Board has determined that Ms. Ryan and Messrs. Gonzalez, Graves, Melsen and van Kesteren meet the Company’s independence criteria for Compensation Committee membership, which are based on the Nasdaq rules regarding Compensation Committee independence.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) is responsible for developing and implementing policies and procedures that are intended to assure that the Board and the boards of directors (or equivalent) of its subsidiaries will be appropriately constituted and organized to meet its fiduciary obligations on an ongoing basis. The Nominating and Corporate Governance Committee met four times during fiscal 2025. Among other matters, the Nominating and Corporate Governance Committee is responsible for the following, as set forth in the Nominating and Corporate Governance Committee’s charter:

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making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors, as well as matters and practices of the boards, committees and individual directors of each of Janel’s subsidiaries;

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periodically evaluating the size, composition and governance structure of the Board and its committees and the boards and committees of Janel’s subsidiaries and determining the future requirements of each such body;

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periodically making recommendations concerning the qualifications, criteria, compensation and retirement age of members of the Board and the boards of its subsidiaries, which recommendations, upon approval by the Board, shall be incorporated in Janel’s Corporate Governance Guidelines;

●	recommending nominees for election to the Board and the boards of its subsidiaries and establishing and administering a Board evaluation process;

●	reviewing timely nominations by stockholders for the election of individuals to the Board and ensure that such stockholders are advised of any action taken by the Board with respect thereto.

For fiscal year 2025, the Nominating and Corporate Governance Committee consisted of the full Board. Mr. Melsen serves as the chair of the Nominating and Corporate Governance Committee.

Director Selection Process

To be considered for membership on the Board, candidates should be individuals of proven integrity with a record of substantial achievement in an area of relevance to the Company and who are able and willing to commit adequate time to Board and committee matters. In selecting Directors, the Board will generally seek business leaders in industries relevant to the Company’s operations. The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. A candidate must also possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs. Each candidate’s skills and personality should fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company. The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees.

The Board has not adopted term limits for its members because it recognizes that such arbitrary limitations may result in individuals who distinguish themselves in their board service being precluded from serving on the Board. That said, the Board recognizes that various factors affecting our global business are continually changing and the skills of our Board members need to keep pace. Accordingly, in renominating incumbent members to the Board, the Nominating and Corporate Governance Committee regularly reevaluates the composition of the Board to ensure the Board has the appropriate complement of expertise and recent experience to address the Company’s current and anticipated circumstances and needs.

The Nominating and Corporate Governance Committee may receive recommendations for Board candidates from various sources. We do not have a policy with regard to considering recommendations from stockholders as we have decided our existing access to talent and expertise deem a formal policy unnecessary at this time. While the Nominating and Corporate Governance Committee may consider recommendations proposed by stockholders, they are not obligated to accept or nominate the candidate. The decision to review, accept, reject, or further evaluate a recommended candidate remains firmly within the Board’s discretion. Recommendations from stockholders should be in writing and addressed to the Company’s Secretary, Janel Corporation, 80 Eighth Avenue, New York NY 10011, and must include the proposed candidate’s name, address, age, and qualifications together with the information required under federal securities laws and regulations, as well as the recommending stockholder’s name, address, number of shares of Common Stock beneficially owned, and the length of time such shares have been held.

Independence of Directors

The Company is not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system that requires that a majority of the Board be “independent” and, as a result, the Company is not at this time required to have a board of directors comprised of a majority of independent directors. Pursuant to Item 407(a) of Regulation S-K, however, Janel must disclose each director that is independent under the independence standards of either the New York Stock Exchange or Nasdaq, as selected by the Company. The Company has elected to use the independence standards prescribed under Nasdaq Rule 5605(a)(2), which defines an “independent director” as a person who does not have any relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on the applicable criteria, the Board has determined that Messrs. Gonzalez, Graves, Melsen, and van Kesteren and Ms. Ryan are independent directors, and Messrs. Seirer and Eidinger are not independent by virtue of the fact that they are Executive Officers of the Company.

Director Compensation

The following table summarizes the compensation paid to the Company’s non-executive directors for their services during the Company’s fiscal year ended September 30, 2025:
Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation		Total
John J. Gonzalez, II	$40,000	$49,656	$109,000	(3)	$198,656
Gerard van Kesteren	$50,000	$49,656	$50,000	(3)	$149,656
Karen M. Ryan	$50,000	$49,656	$50,000	(3)	$149,656
Gregory J. Melsen	$50,000	$49,656	$—		$99,656
Gregory B. Graves	$40,000	$49,656	$—		$89,656

(1)	Compensation is paid on a monthly basis.
(2)
The aggregate number of options outstanding as of September 30, 2025 for each director is as follows: Gerard van Kesteren – 12,499; John J. Gonzalez, II – 12,499; Gregory J. Melsen – 19,375; Karen M. Ryan – 10,000; and Gregory B. Graves – 5,000.

(3)	Represents compensation paid in connection with a consulting agreement.

For fiscal year 2025, non-employee directors received a retainer at an annual rate of $40,000, payable on a monthly basis, and 2,500 options, pursuant to the Amended and Restated Janel Corporation 2017 Equity Incentive Plan. Directors who also serve as executive officers of the Company do not receive additional compensation for their Board service.

Committee chairs receive an additional retainer at an annual rate of $10,000. Non-employee directors are reimbursed for their reasonable travel and other expenses incurred to attend Board or Board committee meetings.

Employment Arrangements

The Company has no active employment agreements with any of its officers or directors.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that serve as a flexible framework within which its Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, director selection criteria and qualifications, the agenda for Board meetings, Board member access to management and independent advisors, director orientation and continuing education and annual Board and committee self-evaluations. A copy of the corporate governance guidelines is available on the Company’s website at www.janelcorp.com/corporate-governance.

Board Leadership Structure and Role In Risk Oversight

While the Board believes that there are various structures that can provide successful leadership to the Company, the Company’s executive functions are carried out by Mr. Seirer, the Company’s President and Chief Executive Officer, who also serves as Chair of the Board and, together with the other directors, brings experience, oversight and expertise to the management of the Company. The Board believes that combining the roles of Chair of the Board and Chief Executive Officer best serves the Company and its stockholders, with independent oversight effected through committee structures.

Management is responsible for the day-to-day management of risks the Company faces, while the Board has collective responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, management regularly discusses with the Board the risks facing the Company and its strategy for managing them.

Insider Trading Arrangements and Policies

The Company has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers and employees, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Annual Report on Form 10-K and available on the Company’s website at www.janelcorp.com.

Under our Insider Trading Policy, directors, officers and employees of the Company are prohibited from trading activities that by their nature are aggressive or speculative or may give rise to an appearance of impropriety, including short sales, purchasing or pledging the Company’s securities on margin, or any derivative or similar transactions with respect to the Company’s securities (such as purchases or sales of puts and calls (whether written or purchased or sold), options (whether covered” or not), forward contracts, including but not limited to prepaid variable forward contracts, put and call “collars”, “equity” or “performance” swap or exchange agreements), as further described in the Insider Trading Policy.

Board Oversight of Risk

As part of its decision-making processes and meetings, our Board engages in regular discussions regarding risks related to the enterprise and management, focusing particularly on the areas of financial risk, regulatory and compliance risk, and operational and strategic risk. Annually, the Company’s internal audit function works to identify current and future potential risks facing the Company. These risks are analyzed and presented to the Board. In addition, the significant risks identified in the enterprise risk management process are annually presented to the Audit Committee for discussion. The Board considers short-term and long-term risks when providing direction to the Company in connection with these important decisions, and risk planning is a central part of the calculus in the Board’s decision-making process.

Our Board committees also share in the responsibility for overseeing important Company risks. As part of their delegated areas of responsibility, each Board committee reviews and discusses the specific risk topics under its area of responsibility consistent with its charter and such other responsibilities as may be delegated to them by the Board from time to time.

In particular, the Audit Committee focuses on significant risk exposures faced by the Company, including general business risk, financial risk, internal controls, regulatory and compliance matters, cybersecurity risk and material litigation and potential disputes, and assesses the steps and processes management has implemented to monitor, control and/or minimize such exposures. The results of these assessments are reported to the Board and we adjust our various policies, standards, processes, and practices as necessary based on the information provided by these assessments.

The Compensation Committee reviews risks related to compensation and talent management. At least annually, the Compensation Committee reviews our compensation policies and practices for executives, management employees and employees generally as they relate to our risk management practices and reports to the Board any adjustments of compensation policies and practices that should be made to address changes in our risk profile. In addition, the Compensation Committee assesses and reports to the Board risks associated with executive and senior management succession planning.

The Nominating and Corporate Governance Committee reviews our corporate governance practices and policies, including but not limited to, the Code of Business Conduct and Ethics, the Insider Trading Policy and the Whistleblower Policy. The Nominating and Corporate Governance Committee reviews, at least annually, the independence of directors and assesses the Board composition and succession planning to address risks related to these areas as well as the other areas under its responsibility.

Communications with the Board

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 80 Eighth Avenue, New York, New York 10011. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his or her judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Security Ownership of Certain Beneficial Owners

The following tables set forth information concerning beneficial ownership of shares of Common Stock outstanding as of December 5, 2025. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of shares of common stock that may be acquired within sixty days of the stated date. Unless otherwise indicated in the footnotes to a table, beneficial ownership of shares represents sole voting and investment power with respect to those shares.

Certain Beneficial Owners

The following table reflects the names and addresses of the only persons or entities known to the Company to be the beneficial owners of 5% or more of the outstanding shares of the Company’s Common Stock as of December 5, 2025.

Name and address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class
Oaxaca Group L.L.C. (2)	485,302	40.9%
John Eidinger	186,704	15.7%
John J. Gonzalez, II (3)	103,569	8.6%
van Kesteren Foundation (4)	85,000	7.2%
Brendan Killackey	61,300	5.2%

(1)	The address of each person and entity included in this table is 80 Eighth Avenue, New York, NY 10011.
(2)
Reflects 439,993 shares held by Oaxaca Group L.L.C. and 45,309 shares beneficially owned by Dominique Schulte as custodian for shares owned by Ms. Schulte’s minor children. On December 2, 2025, Darren Seirer, Ms. Schulte’s spouse, was admitted as a member of Oaxaca Group L.L.C. Ms. Schulte and Mr. Seirer are the sole members of Oaxaca Group L.L.C. and share beneficial ownership of the shares held by Oaxaca Group L.L.C.

(3)	Includes 7,500 shares of common stock issuable upon the exercise of stock options that may be exercised within 60 days of December 5, 2025.
(4)
Mr. van Kesteren, a director of the Company, and his wife are members of the Board of Directors of the van Kesteren Foundation. Mr. van Kesteren disclaims beneficial ownership of the shares of the Company’s Common Stock held by the van Kesteren Foundation.

Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of the shares of common stock as of December 5, 2025 by each “named executive officer”, each current director and each nominee for election as a director and all directors and executive officers of the Company as a group. An asterisk (*) indicates ownership of less than 1%.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Darren C. Seirer(1)	439,993	37.1%
John Eidinger	186,704	15.7%
John J. Gonzalez, II (2)	103,569	8.6%
Gerard van Kesteren (2)	45,499	3.8%
Gregory J. Melsen (2)	19,375	1.6%
Karen M. Ryan (2)	14,444	1.2%
Gregory B. Graves (3)	10,507	1.0%
Nathan Shandy	100	*
All directors and executive officers as a group (8 persons)	820,191	69.0%

(1)
Reflects 439,993 shares held by Oaxaca Group L.L.C. On December 2, 2025, Darren Seirer, Ms. Schulte’s spouse, was admitted as a member of Oaxaca Group L.L.C. Mr. Seirer and Ms. Schulte are the sole members of Oaxaca Group L.L.C. and share beneficial ownership of the shares held by Oaxaca Group L.L.C.

(2)	Includes 7,500 shares of common stock issuable upon the exercise of stock options that may be exercised within 60 days of December 5, 2025.
(3)	Includes 5,000 shares of common stock issuable upon the exercise of stock options that may be exercised within 60 days of December 5, 2025.

Executive Compensation

The following table provides summary information concerning compensation paid by the Company to our Chief Executive Officer and President, Vice Chairman, our former Principal Financial Officer, Treasurer, and Secretary, and our Chief Financial Officer, Treasurer and Secretary.  We refer to these individuals collectively as the Named Executive Officers.

Summary Compensation Table

The following table sets forth information regarding the total compensation awarded to, paid to the named executive officers as compensation for their services in all capacities during the fiscal years ended September 30, 2025 and 2024:

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	All Other Comp. ($)		Total ($)
Darren C. Seirer, Chief Executive Officer and President	2025	100,000	—	1,252	(1)	101,252
	2024	100,000	—	1,252		101,252
John Eidinger, Vice Chairman	2025	200,000	—	—		200,000
	2024	144,000	—	—		144,000
Joseph R. Ferrara, Former Principal Financial Officer, Treasurer and Secretary(2)	2025	250,000	115,000	10,962		375,962
	2024	155,754	25,000	3,254		184,008
Nathan C. Shandy, Chief Financial Officer, Treasurer and Secretary (3)	2025	245,409	25,944	7,683		279,036

(1)
Amounts reported under the “All Other Compensation” column for the fiscal year ended September 30, 2025 include $1,252 of 401(k) contributions paid on behalf of Mr. Seirer for the fiscal year ended 2025.

(2)
Mr. Ferrara served as Principal Financial Officer, Treasurer and Secretary until August 2, 2025.  Amounts reported under the “Bonus” column for fiscal year ended September 30, 2025 include a discretionary bonus of $115,000 related to fiscal year 2025 performance.  Amounts reported under the “All Other Compensation” column for fiscal year ended September 30, 2025 includes $10,962 of 401(k) contributions paid on behalf of Mr. Ferrara for the fiscal year ended 2025.

(3)
Mr. Shandy was appointed as Chief Financial Officer, Treasurer and Secretary effective on August 2, 2025.  Amounts reported under the “Bonus” column for fiscal year ended September 30, 2025 include a discretionary bonus of $25,944 related to fiscal year 2025 performance.  Amounts reported under the “All Other Compensation” column for the fiscal year ended September 30, 2025 includes $7,683 of 401(k) contributions paid on behalf of Mr. Shandy for the fiscal year ended 2025.

Executive Officers

The following table provides the name, age and position of the Company’s executive officers as of December 5, 2025. Biographical information for Messrs. Seirer and Eidinger is set forth above under the heading “Proposal 1: Election of Directors.”

Name	Age	Position
Darren C. Seirer	51	Board Chairman, President and Chief Executive Officer
John Eidinger	45	Board Vice Chairman
Nathan C. Shandy	38	Chief Financial Officer, Treasurer and Secretary

Nathan C. Shandy has served as Chief Financial Officer, Treasurer and Secretary of the Company since August 2025. Mr. Shandy previously served the Company as the Chief Financial Officer of its Life Sciences segment since August 2023. Prior to joining the Company, Mr. Shandy served as the Chief Operating Officer of Summit Almonds, a privately held tree nut exporter, from 2021 to 2023. From 2017 to 2021, Mr. Shandy was employed by Superior Farms, a privately held meat processor, most recently as its Senior Vice President of Finance. Prior to that, Mr. Shandy spent five years with PricewaterhouseCoopers, LLP, most recently as an Assurance Manager. Mr. Shandy is a Certified Public Accountant.

Compensation Philosophy

Our intention and priority is to attract, retain and motivate leaders who drive sustainable performance and align management and stockholder interests.  We balance fixed and variable pay; evaluate individual, segment and Company results; benchmark against relevant peers; and offer competitive benefits (including 401(k) matching).

Long-Term Incentive Plan Award

While the Company has adopted the Amended and Restated 2017 Equity Incentive Plan pursuant to which certain stock awards may be granted to the Company’s directors, officers, employees and consultants, our current intent is to utilize this plan only to make annual equity awards to the Company’s non-employee directors.

Certain Relationships and Related Person Transactions

Related Party Transactions

We are not aware of any transactions since October 1, 2024 or any proposed transactions in which the Company was a party where the amount involved exceeded the lesser of 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years and $120,000, and in which a director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Savings and Stock Option Plans

401(k) and Profit-Sharing Plan

The Company maintains a qualified retirement plan, commonly referred to as a 401(k) plan, covering substantially all full-time employees under each segment.

The Janel Corporation 401(k) Plan allows for employee salary deferrals including Roth 401(k) deferrals, employer matching contributions, employer profit sharing contributions and employee rollovers. The Janel Corporation 401(k) Plan provides for participant contributions of up to 50% of annual compensation (not to exceed the IRS limit), as defined by the plan. The Company contributes an amount equal to 50% of the participant’s first 6% of contributions.

The combined expenses charged to operations for contributions made to the plans for the benefit of the employees for the fiscal years ended September 30, 2025 and 2024 were $621,298 and $548,500, respectively.

The administrative expense charged to operations for the fiscal years ended September 30, 2025 and 2024 aggregated $59,913 and $75,800, respectively.

Equity Plans

On October 30, 2013, the Board adopted Janel’s 2013 Non-Qualified Stock Option Plan (the “2013 Option Plan”) providing for options to purchase up to 100,000 shares of Common Stock for issuance to directors, officers, employees of and consultants to the Company and its subsidiaries. The exercise price and other terms of any nonqualified option granted under the 2013 Option Plan is determined by the Compensation Committee.

On September 21, 2021, the Board adopted the Amended and Restated 2017 Janel Corporation Equity Incentive Plan (the “Amended and Restated Plan”), which amended and restated the prior 2017 Equity Incentive Plan, as previously amended, and pursuant to which non-statutory stock options, restricted stock awards and stock appreciation rights with respect to up to 200,000 shares of Common Stock may be granted to employees, directors and consultants to the Company and its subsidiaries. Participants and all terms of any grant under the Amended and Restated Plan are at the discretion of the Compensation Committee.

Outstanding Equity Awards at September 30, 2025

None of our named executive officers had any outstanding stock awards at September 30, 2025. Janel does not expect to use Janel stock as compensation for its executives or employees.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

As noted above, we do not grant equity awards to our named executive officers or other employees of the Company and therefore do not have a policy regarding the timing of grants of option awards in relation to the disclosure of material non-public information by the Company. If, in the future, we anticipate granting stock options, SARs or similar option-like instruments to our named executive officers or other employees of the Company, we expect to establish a policy and/or practice regarding how the Board determines when to grant such awards and how the Board or Compensation Committee will take material non-public information into account when determining the timing and terms of such awards. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Compensation Plan Information

The following table provides information, as of September 30, 2025, with respect to all compensation arrangements maintained by the Company under which shares of common stock may be issued:

	Column A	Column B	Column C
Plan Category: Equity Compensation plans not approved by security holders:	Number of securities to be issued, upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
2013 Non-Qualified Stock Option Plan (1)	3,121	$8.01	39,201
Amended and Restated 2017 Equity Incentive Plan (2)	59,372	$29.42	44,754
Total	62,493	$25.31	83,955

(1)
On October 30, 2013, the Board adopted the Company’s 2013 Non-Qualified Stock Option Plan providing for options to purchase up to 100,000 shares of Common Stock for issuance to directors, officers, employees of and consultants to the Company and its subsidiaries. The exercise price and other terms of any nonqualified option granted under the 2013 Option Plan is determined by the Compensation Committee.

(2)
On September 21, 2021, the Board adopted the Amended and Restated 2017 Janel Corporation Equity Incentive Plan pursuant to which non-statutory stock options, restricted stock awards and stock appreciation rights with respect to up to 200,000 shares of Common Stock may be granted to employees, directors and consultants to the Company and its subsidiaries. Participants and all terms of any grant under the Amended and Restated Plan are in the discretion of the Compensation Committee.

Pay Versus Performance

For the Fiscal Years Ended September 30, 2025 and 2024

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEO’s	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income ($ in thousands)	Adjusted Operating Income (AOI) (000s)
2025	$101,252	$101,252	$276,000	$276,000	$127.47	$5,657	10,546
2024	$101,252	$101,252	$180,000	$180,000	$143.36	$551	6,720

Notes:

●	Compensation figures are based on the Summary Compensation Table and reflect any adjustments required by SEC rules for determining “compensation actually paid.”
●	The Company-Selected Measure (CSM) is Adjusted Operating Income (AOI), which management and the Board consider most indicative of Janel’s operational performance.
●
The Company’s common stock is not actively traded, and no common dividends have been declared. Accordingly, Total Shareholder Return (TSR) is presented but it does not meaningfully reflect stockholder value for Janel Corporation.

●	Because the Company did not issue equity awards to its NEOs during the periods presented, “Compensation Actually Paid” as calculated pursuant to Regulation S-K Item 402(v)(2)(iii) is equal to the applicable Summary Compensation Table totals for each NEO.
●	Named Executive Officers include:
o	Darren C. Seirer – Chairman, Chief Executive Officer and President (fiscal years 2024 and 2025)
o	John Eidinger – Vice Chairman (fiscal years 2024 and 2025)
o	Vincent Verde – Former Principal Financial Officer, Treasurer and Secretary (through February 16, 2024)
o	Joseph R. Ferrara – Former Principal Financial Officer, Treasurer and Secretary (through August 2, 2025)
o	Nathan C. Shandy – Chief Financial Officer, Treasurer and Secretary (since August 2, 2025)

Narrative Disclosure

Overview

The Compensation Committee reviews Mr. Seirer’s and Mr. Eidinger’s compensation annually. Messrs. Seirer and Eidinger declined bonus compensation during fiscal years 2024 and 2025. Messrs. Seirer and Eidinger both own Janel Corporation shares.

In the most recent fiscal year, the Compensation Committee delegated authority to Mr. Seirer to establish Mr. Shandy’s compensation. Mr. Shandy’s compensation includes a discretionary cash bonus portion tied to Adjusted Operating Income (“AOI”) performance adjusted for capital charges related to significant acquisitions. Mr. Shandy’s compensation is reviewed annually by the Compensation Committee. The executive officers employ a similar philosophy with senior leadership of the Company’s business segments. Certain business segment leaders have bonus compensation tied to the AOI performance of the unit adjusted for capital charges related to significant acquisitions.

The Company’s executive compensation program is designed to align leadership performance with operational and financial outcomes with the intention of promoting long-term stockholder value creation. For fiscal years 2024 and 2025, Janel Corporation achieved consistent improvement in AOI, a key performance indicator. Under Generally Accepted Accounting Principles (“GAAP”) in the United States, our net income metric is both volatile due to unrealized gains and losses in our securities and impacted by significant non-cash expenses related to our acquisitions. The Company’s executive compensation programs, therefore, do not emphasize net income as a key compensation metric.

Fiscal Year	Net Income ($ in thousands)	AOI ($ in thousands)	Year-Over-Year Change in AOI
2025	$5,657	$10,546	+57% increase driven by acquisition synergies and operational efficiency
2024	$551	$6,720	+26% increase reflecting improved margin discipline post-integration

These results underscore the Company’s successful execution of its acquisition and integration strategy, disciplined cost management, and continued focus on operational efficiency.

Relationship Between Pay and Performance

●	Chief Executive Officer: Mr. Seirer’s compensation remained stable throughout the period as Mr. Seirer has declined bonus compensation

●	Other Named Executive Officers for the Fiscal Years Ended September 30, 2025 and 2024:

o	Mr. Verde received $150,000 in separation payments upon his departure in February 2024.

o	Mr. Ferrara received a $115,000 bonus for fiscal 2025 performance in recognition of strong financial results and his leadership in transition activities.

o	Mr. Shandy was appointed Chief Financial Officer effective August 2, 2025 and earned a $25,944 bonus for fiscal 2025 performance reflecting a partial year of bonus participation.

o	Mr. Eidinger’s base compensation increased over the two-year period to reflect his expanded responsibilities in the business. Mr. Eidinger has declined bonus compensation.

●	Net income and AOI increased from 2024 to 2025 while TSR decreased slightly. CAP to the PEO remained flat year over year while CAP to the Non-PEO NEO’s increased.

Overall, executive pay outcomes align with Janel’s financial progress and the Board’s objective of rewarding sustained operational success.

Adjusted Operating Income (AOI)

Definition and Rationale

AOI is a non-GAAP financial measure used by management and the Board to evaluate operating performance and link executive compensation to the Company’s ability to generate cash and economic returns. AOI excludes non-cash and acquisition-related items such as amortization of customer-related intangible assets, stock-based compensation, and costs recognized on the sale of acquired inventory valuation adjustments.

Usefulness

AOI provides a more consistent measure for assessing:

●	Cash generation and economic returns;

●	Effectiveness of acquisition integration and organic growth; and

●	Operational performance used in determining incentive compensation.

Limitations

AOI is a non-GAAP measure and should not be viewed as a substitute for GAAP results such as Operating Income or Net Income. Its calculation involves management judgment and may differ from similar metrics reported by other companies, which can limit comparability.

Principal Accounting Fees and Services

The following table reflects the fees of Prager Metis, the Company’s sole independent registered public accounting firm, for the audit of our financial statements for the fiscal years ended September 30, 2025 and 2024, and fees billed for other services provided by Prager Metis during those periods.

	Year End September 30,
Fee Category	2025	2024
Audit Fees	$378,740	$350,000
Audit-Related Fees	41,000	16,582
Tax Fees	—	—
Total Fees	$419,740	$366,582

Audit Fees

Audit fees include fees paid and accrued for professional services rendered by Prager Metis CPAs for 2025 and 2024, fees for the audits of our financial statements included in our Annual Report on Form 10-K for 2025 and 2024, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Audit-related fees include fees paid and accrued for transaction related audit services and agreed upon procedures.

Tax Fees

Tax fees include fees paid and accrued for corporate tax compliance, counsel and advisory services.

Approval of Independent Auditor Services and Fees

The Audit Committee reviews all fees charged by the Company’s independent auditors and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

Audit Committee Report

The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading “Corporate Governance—Committees” in this Proxy Statement. Pursuant to the Audit Committee charter, management is responsible for overseeing the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with GAAP. The Company is not required to have, nor was the Company’s independent registered public accounting firm engaged to perform, an audit of the Company’s internal control over financial reporting. As part of the independent registered public accounting firm’s audits, it is required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also received information regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including matters concerning the independence of the independent registered public accounting firm. Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC.

Submitted by the Audit Committee:

Gerard van Kesteren (Chair)
John J. Gonzalez, II
Gregory B. Graves
Gregory J. Melsen
Karen M. Ryan

Other Matters

The Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

Stockholder Proposals for the 2027 Annual Meeting

Proposals pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in our proxy materials for the 2027 annual meeting must be received at our principal executive offices no later than August 20, 2026, and must comply with SEC rules. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. Stockholders intending to present a proposal from the floor (including director nominations) must comply with our by-laws’ notice requirements.

Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act for presentation at our 2027 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is not received by the Company in writing by 45 days prior to the anniversary of the date that proxy materials are sent to stockholders, which will be November 3, 2026. As to all such matters which we do not have notice on or prior to November 3, 2026, discretionary authority shall be granted to the persons designated in our proxy related to the annual meeting of stockholders for the fiscal year ended September 30, 2026, to vote on such proposal.

To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than December 6, 2026.

By Order of the Board of Directors
Nathan C. Shandy
Chief Financial Officer, Treasurer and Secretary
Janel Corporation
80 Eighth Avenue
New York, NY 10011
December 18, 2025

SCAN TO VIEW MATERIALS & VOTE JANEL CORP. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 3, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81497-P41114 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JANEL CORPORATION The Board of Directors recommends you vote FOR the following director nominees listed below: 1. Election of Directors Nominees: For Against Abstain 1a. Darren C. Seirer The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1b. John Eidinger 1c. Gerard van Kesteren 1d. Karen M. Ryan 1e. Gregory J. Melsen 1f. John J. Gonzalez, II 1g. Gregory B. Graves 2.  A non-binding, advisory vote to approve executive compensation. The Board of Directors recommends you vote 3 YEARS for the following proposal: 1 Year 2 Years 3 Years Abstain 3. A non-binding, advisory vote on the frequency of future advisory votes on executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 4, 2026: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V81498-P41114 Janel Corporation Annual Meeting of Stockholders February 4, 2026 11:00 AM EST This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoints Darren C. Seirer and Nathan C. Shandy, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of JANEL CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on February 4, 2026 at 2600 Tiburon Drive, Naples, Florida 34109, and at any adjournment or postponement thereof. The signer(s) hereby acknowledge(s) receipt of the Proxy Materials and revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of each of the director nominees listed in Proposal 1, "FOR" Proposal 2, and for a frequency of "3 YEARS" with respect to Proposal 3. This proxy will be voted in the discretion of the proxies upon such other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side